Exhibit 10.1

First Amendment to
Triumph Group, Inc.
2013 Employee Stock Purchase Plan
WHEREAS, Triumph Group, Inc. (the “Company”) maintains the Triumph Group, Inc. 2013 Employee Stock Purchase Plan (the “Plan”) to allow eligible employees of the Company to acquire common stock of the Company;
WHEREAS, Section 3(a) of the Plan permits the Compensation and Management Development Committee of the Board of Directors of the Company (the “Compensation Committee”) to amend the requirements of an Eligible Employee (as defined under the Plan) from time to time;
WHEREAS, the Compensation Committee has deemed it advisable to amend the requirements of an Eligible Employee to allow employees who have been employed by the Company or its subsidiaries for at least 30 days, and who are otherwise eligible, to become Participants under the Plan;
WHEREAS, on July 16, 2015, the Compensation Committee approved this First Amendment to the Plan; and
WHEREAS, capitalized terms used herein but not defined shall have the meanings set forth in the Plan.
NOW, THEREFORE, effective as of the date hereof, the Plan is hereby amended as follows:
1.Section 3(a) of the Plan is hereby deleted and replaced with the following:
“Except as otherwise provided in the Plan, each individual: (i) who is an active Employee of the Company (“Employee”); (ii) who has a customary working schedule of at least 30 hours per week; (iii) who has been an Employee for at least 30 days; and (iv) whose customary employment is for five months or more in any calendar year will be eligible to participate in the Plan (each such individual, an “Eligible Employee”). From time to time, the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) may amend the requirements of an Eligible Employee, subject to the provisions of Sections 423 and 424 of the Code.”

IN WITNESS WHEREOF, the Plan is hereby amended this 17th day of July, 2015.

TRIUMPH GROUP, INC

By:    /s/ John B. Wright, II                             John B. Wright, II
Vice President and General Counsel

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